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                                                   EXHIBIT 23


              CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Associates First Capital Corporation on Form S-8 (File No. 333-9215 and File No. 33-50087) of our report dated June 26, 1998, on our audits of the financial statements and financial statement schedules of Associates Savings and Profit-Sharing Plan as of December 31, 1997 which report is included (or incorporated by reference) in this Annual Report on Form 11-K.






                                        /S/ COOPERS & LYBRAND L.L.P.



 Dallas, Texas
 June 29, 1998